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Exhibit 5.1

ROBINSON SILVERMAN PEARCE ARONSOHN & BERMAN LLP
1290 AVENUE OF THE AMERICAS
NEW YORK, NEW YORK 10104
(212) 541-2000

FACSIMILE: (212) 541-4630

August 31, 2001

Activision, Inc.
3100 Ocean Park Boulevard
Santa Monica, California 90405

      Re:  Activision, Inc.
      Registration Statement on Form S-3

Ladies and Gentlemen:

    We refer to the Registration Statement on Form S-3 (the "Registration Statement") to be filed by Activision, Inc., a Delaware corporation (the "Company"), on or about the date hereof with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), for up to 6,900,000 shares of the Company's common stock, par value $.000001 per share (the "Common Stock").

    We are familiar with the Amended and Restated Certificate of Incorporation, as amended, and the Amended and Restated By-laws of the Company and have examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, evidence of corporate action, certificates and other instruments, and have made such other investigations of law and fact, as we have deemed necessary or appropriate for the purposes of this opinion.

    Based upon the foregoing, it is our opinion that:

      (a) The Company has been duly incorporated and is validly existing under the laws of the State of Delaware.

      (b) The up to 5,900,000 shares of Common Stock, when sold by the Company in the manner described in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

      (c) The up to 1,900,000 shares of Common Stock are, or when sold by the selling stockholders in the manner described in the Registration Statement will be, legally and validly issued, fully paid and nonassessable.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in such Registration Statement, including the Prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the Rules and Regulations of the Commission thereunder.

                      Very truly yours,

                      /s/ Robinson Silverman Pearce
                           Aronsohn & Berman LLP

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  Exhibit 5.1
ROBINSON SILVERMAN PEARCE ARONSOHN & BERMAN LLP 1290 AVENUE OF THE AMERICAS NEW YORK, NEW YORK 10104 (212) 541-2000 FACSIMILE: (212) 541-4630 August 31, 2001